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                                                              Exhibit 99.1
                                                              ------------

         FOR IMMEDIATE RELEASE
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         SHELBOURNE PROPERTIES II, INC. AND SHELBOURNE PROPERTIES III, INC.
ANNOUNCE HILLIARD, OHIO PROPERTY SOLD

         BOSTON, MASSACHUSETTS, January 31, 2003 -- Shelbourne Properties II, Inc. (AMEX: HXE) and Shelbourne Properties III, Inc. (AMEX: HXF) are pleased to announce that Tri-Columbus Associates, a partnership in which Shelbourne Properties II, Inc. holds a 20.66% interest and Shelbourne Properties III, Inc. holds a 79.34% interest, sold its property located in Hilliard, Ohio for a gross sales price of $4,600,000. After satisfying the debt encumbering the property, closing adjustments and other closing costs, net proceeds were approximately $2,050,000.

         The Board of Directors and Shareholders of each of Shelbourne Properties II, Inc. and Shelbourne Properties III, Inc. have previously approved a plan of liquidation for Shelbourne Properties II, Inc. and Shelbourne Properties III, Inc. For additional information concerning the proposed liquidation including information relating to the properties being sold please contact John Driscoll at (617) 570-4609 or Andy Feinberg at (617) 570-4620.